Exhibit 99.2

June 1, 2021

BlackRock TCP Capital Corp.
2951 28th Street, Suite 1000
Santa Monica, California 90405
Attention: Board of Directors

Re:	Resignation

BlackRock TCP Capital Corp. Board of Directors:
By this letter, I hereby resign from my position as Chief Executive Officer of BlackRock TCP Capital Corp. (the “Company”), effective as of the close of business on August 5, 2021. I also hereby resign from my positions as a Director and Chairman of the Board of Directors of the Company effective as of the close of business on September 30, 2021. I am grateful to the Board of Directors of the Company for the trust and honor of serving the Company’s shareholders.

Sincerely,

/s/ Howard M. Levkowitz
Howard M. Levkowitz